Exhibit 99.1

AeroVironment Appoints Kevin McDonnell as Chief Financial Officer

SIMI VALLEY, Calif., Jan. 23, 2020 - AeroVironment, Inc. (NASDAQ:AVAV), a global leader in unmanned aircraft systems (UAS), today announced the appointment of Kevin McDonnell as senior vice president and chief financial officer, effective February 10, 2020.

"We welcome Kevin McDonnell to the AeroVironment team as senior vice president and CFO,” said Wahid Nawabi, AeroVironment president and chief executive officer. “Kevin’s extensive leadership and CFO experience across diverse industries give him unique insights and perspectives that will support AeroVironment’s continued growth and success. Generating value for shareholders remains our top priority, and we look forward to working closely with Kevin to deliver on this objective.”

“I am excited to join AeroVironment at this exciting time in the company’s history,” said Mr. McDonnell. “The AeroVironment team has generated significant value for its shareholders, with a demonstrated track record of strong, profitable growth. I look forward to working with Wahid and the rest of the leadership team to enhance the company's financial and operational performance."

Brian Shackley, who served as interim chief financial officer during this extensive search, will remain vice president and controller.

Mr. Nawabi continued, “We thank Brian for taking on the additional role of interim CFO throughout the search process and look forward to continuing to benefit from his expertise and leadership as a key member of our team.”

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About Kevin McDonnell

Prior to joining AeroVironment, Mr. McDonnell served as chief financial officer of JAMS, Inc., which provides alternative dispute resolution services. During his tenure at JAMS, Mr. McDonnell helped the company nearly double its revenue and more than double its EBITDA. Mr. McDonnell brings more than 30 years of experience in financial, IT and HR leadership roles, including serving as chief financial officer for companies in the technology, automotive and health industries. Most notably, Mr. McDonnell held various senior financial roles at Teradata Corporation during its high-growth phase, where the company grew from $3 million to $300 million in revenue and expanded globally into Europe and Asia. Mr. McDonnell also served as CFO of Digital Insight, where he was instrumental in significantly growing its annual revenue, taking the company public and leading three acquisitions.

Mr. McDonnell earned his J.D. at Loyola Law School and graduated cum laude with a Bachelor of Arts degree in Business Administration from Loyola Marymount University.

About AeroVironment, Inc.

AeroVironment (NASDAQ: AVAV) provides customers with more actionable intelligence so they can proceed with certainty. Based in California, AeroVironment is a global leader in unmanned aircraft systems and tactical missile systems, and serves defense, government, and commercial customers. For more information visit www.avinc.com.

Safe Harbor Statement

Certain statements in this press release may constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our ability to perform under existing contracts and obtain additional contracts; changes in the regulatory environment; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; failure to develop new products or integrate new technology with current products; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

AeroVironment, Inc.
Steven Gitlin
+1 (805) 520-8350
ir@avinc.com

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